Exhibit 99.2

AGREEMENT FOR THE

ISSUANCE OF RESTRICTED SHARES

UNDER THE

FRANKLIN COVEY CO.

AMENDED AND RESTATED

1992 STOCK INCENTIVE PLAN

        THIS AGREEMENT FOR THE ISSUANCE OF RESTRICTED SHARES (the “Agreement”) is made and entered into effective December 8, 2004, by and between FRANKLIN COVEY CO., a Utah corporation (the “Company”), and Robert A. Whitman (the “Key Employee”). Capitalized terms used herein without definition shall have the meanings set forth in the Franklin Covey Co. Amended and Restated 1992 Stock Incentive Plan, as amended from time to time (the “Plan”).

RECITALS:

        A.   Article 8 of the Plan provides for the grant of awards (“Awards”) in the form of Restricted Shares (“Restricted Shares”) to such Key Employees as the Compensation Committee of the Board of Directors (the “Committee”) has determined to grant Awards under the Plan.

        C.   The Committee, on behalf of the Company, and the Key Employee now desire to set forth the terms and conditions that will govern the issuance and holding of Restricted Shares to be granted to the Key Employee, subject in all respects to the terms and conditions set forth in the Plan.

AGREEMENT

        NOW, THEREFORE, upon these premises and in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

        1.   Number of Restricted Shares. The Company hereby acknowledges and confirms the issuance of Restricted Shares to the Key Employee, upon the terms and conditions set forth in this Agreement of Two Hundred and Twenty-Five Thousand (225,000) Restricted Shares. The number of Restricted Shares to which this Agreement pertains shall be adjusted, as necessary, in accordance with the provisions of Article X of the Plan.

        2.   Vesting of Awards.

                 (a)   Subject to earlier vesting as the result of the Company achieving the performance targets set forth in subsection 2(b) below, the Restricted Shares shall fully vest and be 100% non-forfeitable on the fifth anniversary of the date such Award was granted (the “Vesting Date”).

                 (b)   At such time as the Company achieves for any fiscal year ending on or after August 31, 2004, Operating EBITDA equal to or greater than $20 Million (the “EBITDA Target”), fifty percent (50%) of the Restricted Shares shall fully vest. At such time as the Company achieves for any fiscal year ending on or after August 31, 2004, operating profits equal to or greater than 10% of its gross sales revenue, one hundred percent (100%) of any then unvested Restricted Shares shall fully vest. For purposes of this Subsection 2(b), Operating EBITDA means gross margin, less publicly reported operating SG&A (which shall not include store closure costs, costs incurred by the Company in preparing its buildings to be leased, accelerated expenses relating to restricted share awards, other one time charges and expenses, loan loss reserves relating to the Company’s Management Stock Purchase Loan Program, impairment charges and other similar expenses). An event or date triggering the vesting of the Restricted Shares pursuant to this Section 2 shall be referred to herein as a “Vesting Event.”

                 (c)   Upon termination of the Key Employee’s employment prior to Vesting Event, for any reason except total disability, retirement or death, this Award shall be forfeited and the Key Employee shall have no rights with respect to the Restricted Shares awarded hereunder. Upon termination of employment prior to a Vesting Event by reason of total disability (such determination to be made in the sole discretion of the Committee) or the Key Employee’s retirement from the Company after having attained the age of 59, or by reason of death, an Award granted to such participant shall become non-forfeitable (except as provided below) but shall not be distributed to the Key Employee until a Vesting Event occurs. If, following the Key Employee’s termination by reason of disability or retirement, but prior to a Vesting Event, the Key Employee engages or participates, directly or indirectly, in any business which competes with the business of the Company (whether as employee, partner, officer, director or owner, or in any other capacity) such Award shall nevertheless be forfeited and the Key Employee shall have no rights with respect to the Restricted Shares awarded hereunder.

        3.   Status of Restricted Shares Prior to Vesting Date. The Restricted Shares awarded to the Key Employee shall be evidenced by certificates issued in the name of the Key Employee but retained in the possession of the Company until a Vesting Event. Prior to a Vesting Event, and delivery of the Restricted Shares as hereinafter provided, the Key Employee shall possess both voting and dividend rights with respect to the Restricted Shares. Prior to a Vesting Event, the Key Employee shall have no right to pledge, hypothecate, transfer or otherwise dispose of any of the Restricted Shares.

        4.   Delivery of Restricted Shares.

                 (a)   Subject to the provisions of paragraph (c) below, as soon as practicable after an Award has become vested in accordance with Section 2 above, such vested Award shall be paid to the Key Employee or, in the case of the death of the Key Employee, his designated beneficiary or beneficiaries, or in the absence of a designated beneficiary, to the estate of the Key Employee. Payment of Awards shall be made solely in shares of Common Stock of the Company by delivery of certificates evidencing the number of Restricted Shares to which the Key Employee is entitled.

                 (b)   No shares of Common Stock shall be delivered pursuant to any payment of an Award until the requirements of such laws and regulations as may be deemed by the Company and the Committee to be applicable thereto are satisfied, including the requirements of applicable federal and state securities laws and withholding or payment of any amounts due for withholding taxes due in respect of an Award or payment hereunder unless other arrangements satisfactory to the Company and the Committee shall have been made for the payment of such taxes.

    5.  General Provisions.

                 (a)   Designation of Beneficiary. The Key Employee may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of the Key Employee.

                 (b)   No Right of Continued Employment. Neither the issuance of Restricted Shares hereunder, nor the payment of any benefits hereunder or any action of the Company or the Board of Directors or the Committee shall be held or construed to confer upon the Key Employee any legal right to be continued in the employ of the Company or its subsidiaries, each of which expressly reserves the right to discharge the Key Employee whenever the interest of any such company in its sole discretion may so require, without liability to the Company, the Board of Directors or the Committee except as to any rights which may be expressly conferred upon such participant under this Agreement or the Plan.

                 (c)   No Segregation of Cash or Shares. Except as provided herein, the Company shall not be required to segregate any cash or any shares of stock which may at any time be represented by the issuance of Restricted Shares. The Company shall not, by this Agreement or by any provisions of the Plan, be deemed to be a trustee of any stock or other property.

                 (d)   Utah Law to Govern. All questions pertaining to the construction, regulation, validity and effect of this Agreement or the provisions of the Plan shall be determined in accordance with the laws of the State of Utah.

                 (e)   Binding Effect. This Agreement shall be binding upon the Key Employee and upon the Key Employee’s heirs, executors, administrators, successors and legal representatives. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

                 (f)   Creditors. None of the provisions of this Agreement shall be for the benefit of or shall be enforceable by any creditor of the Key Employee.

                 (g)   Entire Agreement. This Agreement, including the provisions of the Plan incorporated herein, constitutes the entire understanding and agreement between the Company and the Key Employee regarding the subject matter hereof. Any prior agreement, commitment, negotiation or understanding concerning any Award to be granted by the Company and not reflected herein or in a separately executed agreement is hereby superseded and cancelled in all respects. This Agreement may not be amended or supplemented in any manner except in a writing duly executed by both parties hereto.

                 (h)   Severability. In the event that any condition, covenant or other provisions herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant, condition or provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or provision shall be deemed valid to the extent of the scope or breadth permitted by law.

                 (i)   Titles and Captions. All article, section and paragraph titles and captions in this Agreement are for convenience of reference only, and shall in no way define, limit, extend or describe the scope or intent of any provision hereof.

IN WITNESS WHEREOF, the Company and the Key Employee have executed this Agreement effective as of the date first set forth above.

FRANKLIN COVEY CO.

/s/ VAL J. CHRISTENSEN
Val J. Christensen Executive Vice President

KEY EMPLOYEE

/s/ ROBERT A. WHITMAN
ROBERT A. WHITMAN Robert A. Whitman